AGREEMENT AND INSTRUMENT OF PURCHASE AND SALE

         This agreement and instrument of purchase and sale (herein "Instrument") entered into as of the 24th day of May, 1996 ("Instrument Date") is by and between ST Microwave Corporation, a Delaware corporation with its principal offices at 955 Benicia Avenue, Sunnyvale, California, 94086 ("Seller") and Communications & Power Industries, Inc., a Delaware corporation, operating through its Satcom Division located at 3200 Patrick Henry Drive, Santa Clara, California, 95054 ("Buyer").

         Subject to all of the terms and conditions of this Instrument, the parties hereto represent, warrant, sell, assume and agree as follows:

1.       Sale of Assets

         Seller hereby sells, assigns and transfers to Buyer, and Buyer hereby buys and accepts from Seller, all of Seller's right, title and interest in the following assets (collectively "Assets") of Seller's Benecia Communications Division ("Transceiver Business") whose business is the design, manufacture, and sale of radio frequency transceivers ("Transceivers").

         1.1 Equipment. All machinery, tooling, appliances, equipment (including essential replacement parts), other tangible personal property of every kind and description owned or leased by Seller and primarily utilized by Seller in operation of the Transceiver Business and any transferable supplier warranty rights related thereto, if any, (collectively "Equipment"). A summary of Equipment as of _____________ is attached as
         Exhibit 1.1.

         1.2 Inventories. All of Seller's supplies and inventories of finished parts, raw materials, work in process, and finished goods with respect to the Transceiver Business as of the Instrument Date (collectively "Inventories"). A summary of Inventory as of __________ is attached as Exhibit 1.2.

         1.3 Other Contracts and Open Bids. All other purchase orders (acknowledged or otherwise), open bids, orders resulting from open bids,  contracts,  claims  against  other  parties  (including  without limitation unliquidated rights under manufacturers' or vendors' warranties or guarantees), rights under commitments, unbilled receivables, down payments, progress or advance payments already received and portions already deducted by the customer from the billings related to sales contracts specifically assumed by Buyer pursuant to this Instrument, and other agreements and licenses, if any, of Seller relating primarily to the Transceiver Business on the Instrument Date ("Contracts"). A definitive backlog list of open purchase orders and contracts as of ______________ is attached as
         Exhibit 1.3.

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         1.4  Books and Records. Except those books, records and documents which
         Seller is legally required to retain (copies of which have been and will be provided to Buyer and made available to Buyer for inspection and review during reasonable business hours), all records of the
         Transceiver Business relating to any or all of the above-described Assets or the operation of the Transceiver Business, including but not limited to all trade secrets, engineering drawings, product design,
         computer   design  data  and  programs,   blueprints,   specifications,
         technical documentation, memoranda, data, marketing information and customer lists related to the products designed, manufactured or sold by the Transceiver Business.

         1.5 Licenses. A fully paid up license to utilize all patents, trade secrets and designs owned by Signal Technologies Corporation and any Division or Subsidiary thereof which are necessary for the continuing development, production, and support of the Transceiver Business.

         1.6 Other Nonexcluded Assets. It is the intent of the parties that the entire operation assets of the Transceiver Business shall be sold and transferred to Buyer hereunder. Therefore, in the event that it is discovered that other assets or properties possessed and used by Seller primarily in the Transceiver Business of the type intended to be sold and transferred hereunder are not reflected on the exhibits attached hereto, such other assets and properties shall be deemed sold to Buyer as Assets hereunder and Seller shall take such action as may be necessary to transfer title thereof to Buyer.

         1.7 No Other Assets or Rights Transferred to Buyer. Except as set forth in Sections 1.1 through 1.6 above, nothing in this Agreement shall be construed as conferring on Buyer, and Buyer shall not acquire hereby, any right, title or interest to or in any other property or assets of Seller, whether tangible or intangible. Buyer shall not have any right, title or interest in or to the operation, products, property, patents, technology, know-how, cash, cash equivalents, financial resources, insurance coverages, management services or assets of Seller which are not Assets as described herein, nor any others specifically excluded herein, and Buyer shall not have any right, title or interest in or to any other operation, subsidiary or division of Seller.

         Buyer shall not acquire any right, title or interest in or right to use the name "Benecia Communications" or any other trademarks or trade names of Seller.

2.      Payment

        As consideration of the Assets purchased by Buyer pursuant to this Instrument, Buyer hereby assumes the liabilities described in Section 4 below and hereby agrees to pay Seller in United States currency EIGHT HUNDRED THOUSAND DOLLARS (US$800,000) ("Purchase Price") as follows:

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

         2.1 Payment Terms. Buyer shall pay to Seller the sum of $640,000 by wire transfer within five days of the signing of this Agreement by both parties, with the balance of $160,000 payable seven (7) working days thereafter.

         2.2 Purchase Price Allocation. Buyer shall provide Seller with the allocation of Purchase Price within sixty (60) days of the Instrument Date. The Purchase Price allocation shall be based upon the estimated fair market value of the Assets acquired. Buyer and Seller agree to comply with Section 1060 of the Internal Revenue Code of 1986 in making the allocation of the Purchase Price among the Assets and in making all necessary filing including but not limited to Section 1060.

3.       Bulk Transfer Waiver

         Buyer waives compliance with the requirements or provision of the bulk transfer laws of any state or jurisdiction in which the Assets are located or are to be transferred, including but not limited to the Uniform Commercial Code, the Uniform Fraudulent Transfers Act and California Commercial Code Section 6101 et seq. In addition to the general indemnity provided under Section 10 hereof, Seller specifically agrees to indemnify and save Buyer harmless against any and all loss, claim, expenses or damage, including attorneys fees, arising out of noncompliance with such bulk transfer laws.

4.       Liabilities

         Buyer hereby assumes all the liabilities and obligations of the Transceiver Business as disclosed or referenced on the Exhibits identified in this Section 4, and in accordance with the terms and conditions thereof and below, as follows:

         4.1 Sales and Service Contracts. All executory or partially executory Contracts, including but not limited to offers and firm quotations of Seller for the sale of Transceiver Products, Transceiver Parts or Transceiver Services as described in Section 1.3 and/or listed in
         Exhibit 1.3 and which remain executory or open in whole or in part on the Instrument Date;

         4.2 Purchases of Material and Supply Contracts. Each executory or partially executory Contract for the purchase or lease of Equipment and Inventories, limited to those for related goods, supplies, materials and/or services for the manufacture and sale of Transceiver Products, Transceiver Parts or Transceiver Services, as described in Section 1.3 and/or listed in Exhibit 1.3, and further including advance and progress payment obligations, if any, on and after the Instrument Date. Seller will deliver or make available to Buyer a complete and correct list of purchase commitments as of the Instrument Date;

         4.3 Post Closing Liabilities. All liabilities for or arising out of operation of the Transceiver Business after the Instrument Date, including but not limited to sales, service,

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         warranty  obligations  and liability to third parties for bodily injury or property damage relating to all Transceiver Products, parts and services, sold, delivered or rendered by Buyer after the Instrument Date; and

         4.4 Excluded Liabilities. Except as expressly and specifically set forth above in this Section 4 and in Sections 5,6,7,10, and 15 hereof, Buyer assumes no liability for any obligation, commitment or liability of Seller or the Transceiver Business, and Seller agrees that it shall remain liable for all such unassumed obligations, commitments or liabilities.

5.       Assignment or Novation of Specific Contracts, Rights, Etc.

         This Instrument shall not constitute an agreement to assign any right, title or interest in, to or under any contract, license, lease, commitment, sales, order, purchase order or other agreement or any claim or right to any benefit arising under this Instrument or resulting from it if an attempted assignment thereof, without the consent of a third party, would constitute a breach thereof, or any way adversely affect the rights of Buyer or Seller under this Instrument. This shall be true despite anything contained in this Instrument to the contrary.

         Each party shall use all reasonable efforts to assist the other in seeking novation or consent to assignment to Buyer if the specific agreements between Seller and third parties in all cases in which the consent of third parties is required for novation or assignment. Buyer shall accept such novation or assignment on the same terms as the existing contract. Buyer and Seller will continue to cooperate with each other in good faith after the Instrument Date to effectuate the assignment or novation of remaining such contracts and obligations and the economic benefits thereof to Buyer. If such novation or assignment cannot be made as aforesaid, Buyer shall perform the remaining obligations under such contracts as a subcontractor to Seller and shall receive the rights and benefits of Seller thereunder to the extent that such obligations can be so subcontracted and such rights and benefits can be so assigned. All agreements that may be required to be novated or assigned are included among the Contracts identified in Section 1.3 and listed on Exhibit 1.3. To the extent any such Contracts are not assigned, novated or subcontracted by Buyer's de facto performance, Seller shall remain responsible for their performance.

6.       Taxes

         Buyer shall pay all sales, use, transfer and similar taxes arising out of the transfer of Assets herein, but not any income taxes of Seller. Buyer shall provide Seller with appropriate resale certificates. State and local real and personal property taxes related to the Transceiver Business for the current tax year shall be prorated between Buyer and Seller on the following basis:
Seller shall be responsible for payment of all such taxes for the period up to and including the Instrument Date; and Buyer shall be responsible for payment of all such taxes for the period from and after the Instrument Date. Any supplemental property taxes or assessments which arise from the change in ownership of the assets shall be the sole responsibility of Buyer. Buyer shall not be

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

responsible for any business, occupation, withholding or similar tax, or for any taxes of any kind for any period prior to the Instrument Date. Seller shall not be responsible for any business, occupation, withholding or similar tax, or for any taxes of any kind for any period after the Instrument Date. Any payments due from one party to the other pursuant to this Section 6 shall be paid on or within thirty (30) days following the Instrument Date. If the current year's taxes and assessments are not available as of the Instrument Date, for purposes of apportionment between Buyer and Seller and payment pursuant to this Section 6, the amount thereof shall be estimated on the basis of the prior year's taxes and assessments and any incremental payment shall be adjusted within fifteen
(15) days of receipt of the final tax statements.

7.       Representations and Warranties of Buyer

         Buyer   represents   and  warrants   that  the   following   facts  and
circumstances are as of the Instrument Date true and correct:

         7.1 Buyer is a corporation, duly organized, validly existing in good standing under the laws of Delaware, with corporate power and authority to enter into this Instrument and to perform its obligations hereunder;

         7.2 This Instrument constitutes a legal and binding obligation of Buyer, enforceable in accordance with its terms;

         7.3 The execution and delivery of this Instrument and the consummation of the transaction described herein ("Transaction") by Buyer has been duly authorized by all necessary corporate actions of Buyer and no further corporate authorization is or will be necessary on the part of Buyer; and

         7.4 The execution, delivery and performance of this Instrument by buyer will not violate any provision of, conflict with, result in a breach of, constitute a default under, result in the acceleration of or cause any lien or encumbrance to arise from, the corporate charter or bylaws of Buyer, or any court order judgment, arbitration award, decree, mortgage, indenture, agreement or other instrument by which Buyer is bound.

         Except as provided in this Section 7, no warranties or representations, express or implied, are made by Buyer to Seller. Buyer's representations and warranties shall survive for a period of one year from the Instrument Date.

8.       Representations and Warranties of Seller

         Seller   represents   and  warrants  that  the   following   facts  and
circumstances are as of the Instrument Date true and correct:

         8.1 Seller is a corporation duly organized, validly existing, and in good standing under the

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

         laws of Delaware, with the corporate power and authority to enter into this Instrument and to perform its obligations hereunder;

         8.2 This Instrument constitutes a legal and binding obligation of Seller, enforceable in accordance with its terms;

         8.3 The execution and delivery of this Instrument and the consummation of the Transaction by Seller, has been duly authorized by all necessary corporate actions of Seller and no further authorization is or will be necessary on the part of the Seller.

         8.4 Title to Assets. Seller has good and marketable title to the Assets free and clear of any liens or encumbrances;

         8.5 Patents. Seller does not own or possess the legal right to any patents for the Transceivers. Seller has not been informed by any third party that products being designed, manufactured or sold by Seller in the normal and ongoing operations of the Transceiver Business infringe on patent rights of another; and

         8.6 Contracts. Seller will deliver or make available to Buyer a complete and correct list as of the Instrument Date of all of the Transceiver Business's contracts, orders and commitments together with all amendments thereto, directly and materially related to the Transceiver Business.

         Except as provided in this Section 8, no warranties or representations, express or implied, are made by Seller to Buyer regarding the Transceiver Business or the Assets. Seller specifically disclaims any warranty whatsoever as to the continued viability of the Transceiver Business after its transfer to Buyer. Seller's representations and warranties shall survive for a period of one year from the Instrument Date.

9.       Obligations of Seller

         Within seven (7) working days of the Instrument Date, Seller shall put Buyer or its designee into full possession of all the Assets. Seller shall at Buyer's expense, execute, acknowledge and deliver any further deeds, assignments, conveyances, and other assurances, documents and instruments of transfer, reasonably required by Buyer pursuant to this Instrument, and Seller shall take any other action consistent with the terms of this Instrument, that may reasonably be requested by Buyer for the purpose of assigning, transferring, granting, conveying, reducing to possession and confirming to Buyer or its designee any and all Assets to be conveyed and transferred by this Instrument.

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

10.      Indemnifications

         10.1 Seller's Indemnification. Seller shall indemnify and hold harmless Buyer from and against loss arising out of or resulting from any liability or claim in respect of any misrepresentation made by Seller in this Instrument or any breach of a surviving representation by Seller under this Instrument.

         10.2 Buyer's Indemnification. Buyer shall indemnify and hold harmless Seller from and against loss arising out of or resulting from any liability or claim in respect of the operation by Buyer of the Transceiver Business after the Instrument Date, any misrepresentation or breach of warranty by Buyer under this Instrument, or any and all liabilities and obligations assumed by Buyer pursuant to this Instrument.

         10.3 Indemnification, Notice and Counsel. The indemnification obligations provided for in Sections 10.1 and 10.2 above shall extend for a period of two (2) years after the Instrument Date. The party seeking indemnification shall give notice promptly of any claim or proceeding by reason of which indemnification may arise under Sections
         10.1 and 10.2 and the party from which indemnification is sought shall have the right to defend such claim or proceeding with counsel reasonably satisfactory to the party seeking indemnification.

11.      Access to Records

         From and after the Instrument Date, Seller and Buyer shall afford each other and their counsel, accountants and other representatives such access to records which, after the Instrument Date, are in the custody or control of the other party and which either party reasonably requires in order to comply with its obligations under the law, including but not limited to audits by taxing authorities, or which Buyer reasonably requires to comply with its obligations under contracts assumed by it pursuant to this Instrument.

12.      Transition Services

         Seller shall provide to Buyer and Buyer shall provide to Seller upon such reasonable terms as Buyer and Seller shall hereinafter agree to in writing, such services and supplies as are reasonably necessary to complete the transfer of assets and operation of the Transceiver Business following the Instrument Date.

13.      Termination of Existing Agreements

         Upon signing this Agreement, the following existing agreements are hereby terminated by mutual agreement of the parties:

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1.       COOPERATIVE   DEVELOPMENT   AGREEMENT  BETWEEN  COMMUNICATIONS  & POWER
         INDUSTRIES,   INC.  AND  ST   MICROWAVE,   INC.  FOR  RADIO   FREQUENCY
         TRANSCEIVERS FOR SATELLITE COMMUNICATIONS

2.       CPI Purchase Order No. 178076

3.       CPI Purchase Order No. 219063

4.       CPI Purchase Order No. 246352

5.       CPI Purchase Order No. 246365

14.      Non-competition

         For a period of five (5) years from the Instrument Date, Seller covenants not to engage in any activities which are the same as or similar to and directly competitive with Buyer's business activities involving the design, manufacture, sales and service of Transceivers to third parties. This covenant shall apply everywhere Seller has engaged in any business activity with respect to Transceivers.

15.      Costs

         Each of the parties shall pay all of its own costs and expenses and any fees, commissions or other charges incurred or to be incurred in negotiating and preparing this Instrument and in carrying out its provisions.

16.      Entire Agreement, Modifications

         This Instrument constitutes the entire agreement between the parties pertaining to the subject matter of this Instrument, and supersedes all prior and contemporaneous agreements, representations and understandings of Buyer and Seller. No supplement, modifications or amendment of this Instrument shall be binding unless executed in writing by authorized representatives of Buyer and Seller.

17.      Waiver

         No waiver of any of the provisions of this Instrument shall be deemed, or shall constitute, a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver. No waiver shall be binding unless executed in writing by the party making the waiver.

18.      Headings

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

         The subject headings of the Sections of this Instrument are included for purposes of convenience only, and shall not affect the interpretation of this Instrument.

19.      Counterparts

         This Instrument may be executed in one or more counterparts, each of which shall be deemed an original, but all of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

20.      Parties

         Nothing in this Instrument, whether express or implied, is intended to confer any rights or remedies under or by reason of this Instrument on any persons other than the parties to it and their respective successors and assigns, nor is anything in this Instrument intended to relieve or discharge the obligation or liability of any third person to any party to this Instrument, nor shall any provision give any third persons any right of subrogation or action over against any party to this Instrument.

21.      Assignment

         This Instrument shall be binding on, and shall inure to the benefit of, the parties to it and their respective heirs, legal representatives, successors and assigns.

22.      Notices

         All notices, requests, demands and other communications under this Instrument shall be in writing, and shall be deemed to have been given on the date of service if served personally on the party to whom notice is to be given, or on the third day after mailing if mailed to the party to whom notice is given, by First Class Certified or Express U.S. Mail, postage prepaid and properly addressed to the address of such parties set forth below, or at such other address as either party may hereinafter designate in writing and communicate to the other party in the manner prescribed by this Section 22.

If to Seller:

             ST Microwave Corporation
             Attn: Russ Kinsch
             955 Benicia Avenue
             Sunnyvale, CA 94086

If to Buyer:

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

             CPI Satcom Division
             Attn: Jim Commendatore, President
             3200 Patrick Henry Drive
             Santa Clara, CA 95054

23.      Announcements

         Neither party will make any announcements to the public or to employees of Seller concerning this Instrument without the prior approval of the other party, which approval will not be unreasonably withheld. Notwithstanding any failure of the other party to approve it, Seller or Buyer may make any announcement required by applicable law.

24.      Severability

         If any one or more of the provisions, or a portion of any such provision, of this Instrument or attachments hereto shall be deemed to be contrary to law, invalid, illegal or unenforceable in any respect by any governmental commission, government organization or court of law having competent jurisdiction over the subject matter and the parties hereto, the remaining provisions shall be severable and enforceable in accordance with their terms. It is the express intent of the parties that in the event that a provision or portion of this Instrument is deemed invalid, illegal or unenforceable, the parties shall make whatever reasonable adjustments in their arrangements, if any are required, as may be mutually fair in light of their original intent as reflected in this Instrument.

25.      Governing Law

         This Instrument shall be construed in accordance with, and governed by, the laws of the State of California. Any claim or controversy relating to this Instrument or arising out of the performance hereof, including any attachment hereto, which is not disposed of by mutual agreement of the parties, shall be disposed of solely by the adjudication of a court of competent jurisdiction in the city or county of Seller's principal place of business and in no other place. Seller and Buyer hereby consent to such exclusive venue and jurisdiction of such court or courts and agree to appear in any action filed hereunder upon written notice thereof.

         IN WITNESSETH WHEREOF, the parties have executed this Instrument on the day and year first above written.

 ST MICROWAVE CORPORATION                     CPI SATCOM DIVISION
       ("Seller")                                  ("Buyer")



By:   /s/ R. D. Kinsch                       By: /s/ James J. Commendatore
    ----------------------------                 ----------------------------
       Secretary                                     V.P. CPI

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